UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14191 Myford Road, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

On March 14, 2023, Avid Bioservices, Inc. (the “Borrower” and “Company”), entered into a credit agreement (the “Credit Agreement”) among the Borrower, the guarantors identified therein, the lenders identified therein, and Bank of America, N.A., as administrative agent and letter of credit issuer. The Credit Agreement provides for a revolving credit facility (the “Credit Facility”) in an amount equal to the lesser of (i) $50 million, and (ii) a borrowing base calculated as the sum of (i) 80% of the value of certain eligible accounts of the Company, plus (ii) up to 100% of the value of eligible cash collateral.

If and when the Borrower obtains any Loans under the Credit Facility, the proceeds therefrom are expected to be used for general corporate purposes.

The Credit Facility will mature on March 13, 2024 and is secured by substantially all of the assets of the Borrower.

Loans under the Credit Facility will bear interest on the outstanding principal amount thereof, at either (1) a term SOFR rate for a specified interest period plus a SOFR adjustment (equal to 0.10%) plus a margin of 1.40% or (2) base rate plus a margin of 0.40% at the option of the Borrower. Both the SOFR rate and base rate applicable to the loans is subject to an interest rate “floor” of 0.0%.

The Credit Agreement includes certain customary affirmative and negative covenants, including limitations on mergers, consolidations and sales of assets, limitations on liens, limitations on certain restricted payments and investments, limitations on transactions with affiliates and limitations on incurring additional indebtedness. In addition, the Credit Agreement requires maintenance of a minimum consolidated EBITDA of $15 million for the most recently completed four (4) fiscal quarters as measured at the end of each fiscal quarter.

The Credit Agreement also provides for certain customary events of default, including, among others, (a) failure to make payments (including nonpayment of principal, interest, fees or other amounts); (b) breach of representations and warranties; (c) default of covenants; (d) cross-defaults to other indebtedness; (e) bankruptcy and insolvency events; (f) certain ERISA events; (g) invalidity of guarantees; (h) invalidity of security documents and invalidity of liens; (i) material unsatisfied final judgments; (j) change of control; and (k) invalidity of the terms of any material subordinated debt, subject to customary materiality thresholds, grace periods and other exceptions.

This summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

10.1

Credit Agreement, Dated as of March 14, 2023, among Avid Bioservices, Inc., as the Borrower, the Guarantors Party Hereto, the Lenders Party Hereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: March 15, 2023	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

3